UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Technology Drive, San Jose, California 95110

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 18, 2011, Atheros Communications, Inc. (the “Company”) reconvened the special meeting of its stockholders (the “Special Meeting”) at which stockholders approved a proposal to adopt the Agreement and Plan of Merger dated as of January 5, 2011 (the “Merger Agreement”), by and among the Company, Qualcomm Incorporated (“Qualcomm”) and T Merger Sub, Inc., a wholly owned subsidiary of Qualcomm (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Qualcomm. Of the 73,023,627 shares of the Company’s common stock issued and outstanding as of the record date for the Special Meeting, 54,510,618 shares, or approximately 74.6% of the outstanding common stock, were voted in favor of the adoption of the Merger Agreement, 158,731 shares, or approximately 0.2% of the outstanding common stock, were voted against the adoption of the Merger Agreement, and 9,532 shares, or approximately 0.01% of the outstanding common stock, abstained from voting on this proposal.

Item 8.01 Other Events.

On March 18, 2011, the Company issued a press release announcing that the stockholders of the Company approved the proposal to adopt the Merger Agreement at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Number	Title

99.1	Press Release dated March 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2011	ATHEROS COMMUNICATIONS, INC.

	By:	/s/ Jack Lazar
Jack Lazar
Chief Financial Officer and
Senior Vice President of Corporate Development

EXHIBIT INDEX

Number	Title
99.1	Press Release dated March 18, 2011.

4